                                                                    EXHIBIT 12.1

                         HERITAGE PROPANE PARTNERS, L.P.
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (in thousands)

RATIO OF EARNINGS TO FIXED CHARGES OF HERITAGE PROPANE PARTNERS, L.P. AND SUBSIDIARIES ON A CONSOLIDATED BASIS FOR THE PERIODS INDICATED (FORMERLY PEOPLES
GAS):




                                                                          Eight
                                                                         Months
                                                                          Ended
                                           Years ended December 31,     August 31,        Years Ended August 31,
                                        ------------------------------  ---------    --------------------------------
                                         1997       1998        1999      2000         2001          2002      2003
                                        ------    --------    --------  --------     --------      --------  --------

Pre-tax income from continuing
operations before minority interest     $  980    $  3,483    $  2,895  $ (3,547)    $ 20,524      $  5,476  $33,041

Less: Equity in earnings (losses)
of affiliates                               --          --          --       (67)       1,250         1,338    1,371
Add:  Fixed charges                         13           8          12     2,817       36,339        38,034   36,515
      Distributed income of
      equity investees                                                                    125           400      535

                                        ------    --------    --------  --------     --------      --------  -------
Total earnings as adjusted                 993       3,491       2,907      (663)      55,738        42,572   68,720
                                        ------    --------    --------  --------     --------      --------  -------

Fixed charges:
  Interest expensed                         --          --          --     2,409       35,567        37,341   35,740
  Amortized debt issuance costs             --          --          --       389          636           587      703
  Estimated interest element of
  rentals                                   13           8          12        19          136           106       72
                                        ------    --------    --------  --------     --------      --------  -------
Total fixed charges                         13           8          12     2,817       36,339        38,034   36,515
                                        ------    --------    --------  --------     --------      --------  -------

RATIO OF EARNINGS TO FIXED CHARGES      76.38x     436.37x     242.25x        (A)       1.53x         1.12x     1.88x


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(A)  Earnings for the eight months ended August 31, 2000, were insufficient to cover fixed charges by $3.5 million.


RATIO OF EARNINGS TO FIXED CHARGES OF HERITAGE PROPANE PARTNERS, L.P. AND SUBSIDIARIES ON A CONSOLIDATED BASIS FOR THE PERIODS INDICATED (PREDECESSOR HERITAGE):




                                                                                                      Period
                                                                           Years ended                 Ended
                                                                            August 31,               August 9,
                                                                      ---------------------          --------
                                                                        1998          1999             2000
                                                                      -------       -------          --------
Pre-tax income from continuing
operations before minority interest                                   $ 9,266       $10,116          $ 6,936
Less: Equity in earnings (losses) of affiliates                           707         1,005              614
Add:        Fixed charges                                              15,148        16,477           18,352
            Distributed income of equity investees                        100           470              200
                                                                      -------       -------          -------
Total earnings as adjusted                                             23,807        26,058           24,874
                                                                      -------       -------          -------

Fixed charges:
Interest expensed                                                      14,599        15,915           17,664
Amortized debt issuance costs                                             446           465              584
Estimated interest element of rentals                                     103            97              104
                                                                      -------       -------          -------
Total fixed charges                                                    15,148        16,477           18,352
                                                                      -------       -------          -------

RATIO OF EARNINGS TO FIXED CHARGES                                      1.57x         1.58x            1.35x